Exhibit 10.1.3

SECOND AMENDMENT

TO THE

TELEFLEX INCORPORATED RETIREMENT INCOME PLAN

Background Information

A.	Teleflex Incorporated (“Company”) maintains the Teleflex Incorporated Retirement Income Plan (“Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.

B.	Section 9.2 of the Plan authorizes the Benefits Policy Committee to amend the Plan at any time and from time to time (with the approval of the Board of Directors if the amendment relates to or otherwise impacts the compensation of Section 16 Officers, as defined in Rule 16a-1 issued under the Securities Exchange Act of 1934).

C.	Section 9.2 of the Plan also authorizes the Financial Benefit Plans Committee to amend the Plan to the extent such amendments are (i) required by law or (ii) do not result in a material increase in the contributions to or the cost of maintaining the Plan.

D.	The Benefits Policy Committee, in accordance with its delegated authority and consistent with the collective bargaining agreement between the Company and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union AFL-CIO, CLC (“Collective Bargaining Agreement”), desires to amend the Plan to freeze all future participation in the Plan and to cease any and all future accrual of benefits for participants who are members of USW Local 6996-21 and are participating in the Plan pursuant to the Collective Bargaining Agreement at the close of business on December 31, 2012.

E.	The Financial Benefit Plans Committee, in accordance with its delegated authority, desires to further amend the Plan to comply with Section 436 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations issued thereunder, to the extent applicable to the Plan, and intends this Amendment as good faith compliance therewith.

Second Amendment to the Plan

The Plan is hereby amended as follows:

1.	Effective December 31, 2012, the last paragraph of Section 1.1 of the Plan, “Accrued Benefit,” is hereby amended by adding the following to the end thereof:

“No Arrow Berks Participant shall accrue any additional benefits after December 31, 2012.”

2.	Effective December 31, 2012, Section 1.7 of the Plan, “Arrow Berks Participant,” is hereby amended by adding the following to the end thereof:

“Notwithstanding any other provision of the Plan to the contrary, no Employee shall become an Arrow Berks Participant after December 31, 2012.”

3.	Effective January 1, 2008, the following new Section 3.12, “Limitations on Benefit Accruals Due to Severe Funding Shortfalls,” is hereby added to the Plan to read as follows:

“3.12 Limitations on Benefit Accruals Due to Severe Funding Shortfalls. The provisions set forth in this Section 3.12 are effective as of January 1, 2008. However, notwithstanding any provision in this Section 3.12, there are no additional benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008 and no additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.

3.12.1 Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 60%, benefit accruals under the Plan shall cease as of the applicable Section 436 Measurement Date. Any prohibition on benefit accruals under this Section 3.12.1 and Code Section 436(e) as a result of the actuary’s certification that the Plan’s AFTAP for the Plan Year is less than 60% is effective as of the date of such certification.

3.12.2 The limitation on benefit accruals ceases to apply with respect to a Plan Year (effective as of the first day of the Plan Year) if an Employer makes a contribution (in addition to any minimum required contribution under Code Section 430) equal to the amount sufficient to result in an AFTAP for the Plan Year of 60% if the contribution (and any prior contribution made pursuant to Code Section 436 for the Plan Year) is included as part of the Plan assets and the funding target takes into account the adjustments described in Treasury Regulations Sections 1.436-1(g)(2)(iii)(A) or (g)(5)(i)(B), whichever applies. Further, any prohibition on benefit accruals under Section 3.12.1 and Code Section 436(e) ceases to be effective on the date the actuary issues a certification that the Plan’s AFTAP for the Plan Year is at least 60%.

3.12.3 Benefit accruals that are limited under Section 3.12.1 shall resume as of the Section 436 Measurement Date on which the limitation in Section 3.12.1 no longer applies (based on Credited Service, Years of Benefit Accrual Service, or Years of Benefit Service, as applicable, on or after such Section 436 Measurement Date); provided, however, that there shall be no benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008 and no benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012. The Plan will comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulations Section 2530.204-2(c) and (d).

3.12.4 Benefit accruals that were not permitted under the Plan pursuant to Section 3.12.1 shall not be credited under the Plan upon expiration of such limitation.

3.12.5 Definitions. For purposes of this Section 3.12 and Sections 3.13, 6.11 and 9.11, the following definitions shall apply:

3.12.5.1 Adjusted funding target attainment percentage or AFTAP. Except as otherwise provided in Treasury Regulations Section 1.436-1(j)(1), the adjusted funding target attainment percentage for a Plan Year is the fraction (expressed as a percentage):

3.12.5.1.1 The numerator of which is the adjusted Plan assets for the Plan Year, as determined under Treasury Regulations Section 1.436-1(j)(1)(ii); and

3.12.5.1.2 The denominator of which is the adjusted funding target for the Plan Year, as determined under Treasury Regulations Section 1.436-1(j)(1)(iii).

Notwithstanding the above, for any period during which a presumption under Code Section 436(h) and Treasury Regulations Sections 1.436-1(h)(1), (2), or (3) applies to the Plan, the limitations applicable under Sections 3.12, 3.13, 6.11 and 9.11 of the Plan are applied as if the AFTAP for the Plan Year were the presumed AFTAP determined in accordance with Code Section 436(h) and Treasury Regulations Sections 1.436-1(h)(1), (2), or (3), as applicable, updated to take into account certain Unpredictable Contingent Event Benefits, as defined in Section 3.13.1, and Plan amendments in accordance with Code Section 436 and Treasury Regulations Section 1.436-1(g).

3.12.5.2 Section 436 Measurement Date. Except as otherwise provided in Code Section 436 and the Treasury Regulations issued thereunder, the Section 436 Measurement Date is the date used to determine whether the limitations of Code Sections 436(d) and (e) apply or cease to apply and for calculations with respect to certain limitations, as determined in accordance with Treasury Regulations Section 1.436-1(j)(8).”

4.	Effective January 1, 2008, the following new Section 3.13, “Unpredictable Contingent Event Benefits,” is hereby added to the Plan to read as follows:

“3.13 Unpredictable Contingent Event Benefits. The provisions set forth in this Section 3.13 are effective as of January 1, 2008. However, notwithstanding any provision in this Section 3.13, there are no additional benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008 and no additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.

3.13.1 Notwithstanding any provisions of the Plan to the contrary, if a Participant is entitled to an Unpredictable Contingent Event Benefit payable with respect to any Unpredictable Contingent Event occurring during any Plan Year, such benefit will not be paid if the AFTAP (as defined in Section 3.12.5.1 of the Plan) for such Plan Year is:

3.13.1.1 Less than 60%; or

3.13.1.2 60% or more but would be less than 60% if it were redetermined by applying an actuarial assumption that the likelihood of the occurrence of the Unpredictable Contingent Event during the Plan Year is 100%.

An “Unpredictable Contingent Event” is (i) a plant shutdown (or a similar event, as determined by the Secretary of the Treasury) or (ii) an event (including the absence of an event) other than the attainment of any age, performance of any service, receipt or derivation of Compensation, or occurrence of death or disability. An “Unpredictable Contingent Event Benefit” is a benefit or increase in benefits to the extent the benefit or increase would not be payable but for the occurrence of an Unpredictable Contingent Event.

3.13.2 The limitation on payment of an Unpredictable Contingent Event Benefit ceases to apply with respect to an Unpredictable Contingent Event Benefit attributable to an Unpredictable Contingent Event occurring during a Plan Year (effective as of the first day of the Plan Year), if an Employer makes a contribution (in addition to any minimum required contribution under Code Section 430) with respect to that Unpredictable Contingent Event equal to:

3.13.2.1 With respect to Section 3.13.1.1, above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year if the benefits attributable to the Unpredictable Contingent Event were included in determining the funding target; and

3.13.2.2 With respect to Section 3.13.1.2, above, the amount sufficient to result in an AFTAP of 60% if the contribution (and any prior contribution made pursuant to Code Section 436 for the Plan Year) is included as part of the Plan assets and the funding target takes into account the adjustments described in Treasury Regulations Sections 1.436-1(g)(2)(iii)(A), (g)(3)(ii)(A), or (g)(5)(i)(B), whichever applies.

If an Employer makes a contribution with respect to an Unpredictable Contingent Event, all Unpredictable Contingent Event Benefits with respect to that Unpredictable Contingent Event will be paid, including Unpredictable Contingent Event Benefits for periods prior to the contribution.

3.13.3 If Unpredictable Contingent Event Benefits with respect to an Unpredictable Contingent Event that occurs during a Plan Year are not permitted to be paid after the occurrence of the event because of the limitations in this Section 3.13 but are permitted to be paid later in the Plan Year as a result of an Employer’s contribution under Section 3.13.2 or pursuant to the actuary’s certification of the AFTAP for the Plan Year that satisfies the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(B), those Unpredictable Contingent Event Benefits will become payable, retroactive to the period the benefits would have been payable under the terms of the Plan. If the Unpredictable Contingent Event Benefits do not become payable during the Plan Year in accordance with the preceding sentence, the Plan is treated as if it does not provide for those Unpredictable Contingent Event Benefits. However, all or part of the Unpredictable Contingent Event Benefits can be restored pursuant to an amendment that satisfies Section 9.11.

5.	The following new Section 6.11, “Limitations on Accelerated Benefit Distributions,” is hereby added to the Plan to read as follows:

“6.11 Limitations on Accelerated Benefit Distributions. The provisions set forth in this Section 6.11 are effective January 1, 2008.

6.11.1 If the Plan’s AFTAP (as defined in Section 3.12.5.1 of the Plan) for a Plan Year is less than 60%, a Participant or Beneficiary may not elect an optional form of benefit that includes a Prohibited Payment and the Plan will not pay any Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date (as defined in Section 3.12.5.2 of the Plan). The “Annuity Starting Date” for purposes of this Section 6.11 shall be the date determined in accordance with Treasury Regulations Section 1.436-1(j)(2).

6.11.2 A Participant or Beneficiary may not elect an optional form of benefit that includes a Prohibited Payment and the Plan will not pay any Prohibited Payment with an Annuity Starting Date that occurs during any period in which the participating Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law; provided, however, that this restriction shall not apply to payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Plan’s actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%.

6.11.3 If the Plan’s AFTAP for a Plan Year is at least 60% but is less than 80%, a Participant or Beneficiary may not elect an optional form of benefit that includes a Prohibited Payment and the Plan will not pay any Prohibited Payment with an Annuity Starting Date on or after the applicable 436 Measurement Date, unless the present value (determined in accordance with Code Section 417(e)(3)) of the portion of the benefit that is being paid in a Prohibited Payment (as determined under Treasury Regulations Section 1.436-1(d)(3)(iii)(B)) does not exceed the lesser of:

6.11.3.1 50% of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or

6.11.3.2 100% of the PBGC Maximum Benefit Guarantee Amount.

If an optional form of benefit that is otherwise available under the Plan is not available as of the Annuity Starting Date pursuant to this Section 6.11.3, a Participant or Beneficiary may elect to:

6.11.3.3 Receive payment of the Unrestricted Portion of the Benefit at that Annuity Starting Date, determined by treating the Unrestricted Portion of the Benefit as if it were the Participant’s or Beneficiary’s entire benefit;

6.11.3.4 Commence receipt of his entire Plan benefit in any optional form of benefit available under the Plan at the same Annuity Starting Date that satisfies this Section 6.11.3; or

6.11.3.5 Delay commencement of benefit payments in accordance with the terms of the Plan and applicable qualification requirements of the Code, including Code Sections 411(a)(11) and 401(a)(9).

If a Participant or Beneficiary elects to receive payment of the Unrestricted Portion of the Benefit pursuant to Section 6.11.3.3, the Participant or Beneficiary may elect to receive payment of the remainder of his Plan benefit in any optional form of benefit at that Annuity Starting Date available under the Plan that would not have included a Prohibited Payment if that optional form applied to the Participant’s or Beneficiary’s entire benefit.

If a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit) is made with respect to a Participant pursuant to this Section 6.11.3., no additional Prohibited Payment may be made with respect to that Participant during any period of consecutive Plan Years for which Prohibited Payments are limited under Sections 6.11.1, 6.11.2, or 6.11.3. For this purpose, a Participant and any Beneficiary on his behalf (including an alternate payee, as defined in Code Section 414(p)(8)) shall be treated as one Participant. If the Accrued Benefit of a Participant is allocated to such an alternate payee and one or more other persons, the amount under Section 6.11.3.1 or 2., as applicable, shall be allocated among such persons in the same manner as the Accrued Benefit is allocated unless the qualified domestic relations order provides otherwise.

6.11.4 If a Participant or Beneficiary requests a distribution in an optional form of benefit that includes a Prohibited Payment that is not permitted to be paid under 6.11.1, 6.11.2 or 6.11.3, the Participant or Beneficiary has the right to delay commencement of benefit payments in accordance with the terms of the Plan and applicable qualification requirements of the Code, including Code Sections 411(a)(11) and 401(a)(9).

6.11.5 Except as otherwise provided in Treasury Regulations Section 1.436-1(d), (g) and (h), the limitations in Sections 6.11.1, 6.11.2 and 6.11.3 apply for distributions with Annuity Starting Dates on and after the date of the actuary’s certification of the AFTAP for the Plan Year.

6.11.6 The limitations in Sections 6.11.1, 6.11.2 and 6.11.3 do not apply to Prohibited Payments that are made to carry out the termination of the Plan in accordance with applicable law.

6.11.7 Definitions. For purposes of this Section 6.11, the following definitions shall apply:

6.11.7.1 PBGC Maximum Benefit Guarantee Amount. The present value (determined under guidance prescribed by the PBGC, using the interest and mortality assumptions under Code Section 417(e)) of the maximum benefit guarantee with respect to a Participant (based on the Participant’s age or the Beneficiary’s age at the Annuity Starting Date) under Section 4022 of ERISA for the year in which the Annuity Starting Date occurs.

6.11.7.2 Prohibited Payment. A Prohibited Payment is:

6.11.7.2.1 Any payment for a month in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9)) to a Participant or Beneficiary whose Annuity Starting Date occurs during any period that a limitation under Section 6.11.1, 6.11.2, or 6.11.3 is in effect;

6.11.7.2.2 Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits;

6.11.7.2.3 Any transfer of assets and liabilities to another plan maintained by the same Employer (or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m) or (o)) that is made in order to avoid or terminate the application of Code Section 436 benefit limitations; and

6.11.7.2.4 Any other amount that is identified as a Prohibited Payment by the Commissioner of Internal Revenue.

6.11.7.3 Unrestricted Portion of the Benefit. With respect to any optional form of benefit, 50% of the amount payable under the optional form of benefit. However, if an optional form of benefit is a Prohibited Payment because of a Social Security leveling feature (as defined in Treasury Regulations Section 1.411(d)-3(g)(16)) or a refund of employee contributions feature (as defined in Treasury Regulations Section 1.411(d)-3(g)(11)), the Unrestricted Portion of the Benefit is the optional form of benefit that would apply if the Participant’s or Beneficiary’s Accrued Benefit was 50% smaller. Notwithstanding the foregoing, the present value of the Unrestricted Portion of the Benefit with respect to an optional form of benefit (determined in accordance with Code Section 417(e)) cannot exceed the PBGC Maximum Benefit Guarantee Amount.

6.11.8 Notwithstanding any provision in this Section 6.11, there are no additional benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008 and no additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.”

6.	Effective January 1, 2008, Section 7.10 of the Plan, “Funding-Based Limits on Benefits and Benefit Accruals,” is hereby deleted in its entirety.

7.	The following new Section 9.11, “Amendments Increasing Liability for Benefits,” is hereby added to the Plan to read as follows:

“9.11 Amendments Increasing Liability for Benefits. The provisions set forth in this Section 9.11 are effective as of January 1, 2008. However, notwithstanding any provision in this Section 9.11, there are no additional benefit accruals under the Plan for Salaried Participants, Hourly Participants, Arrow Salaried Participants or Arrow Hourly Participants after December 31, 2008 and no additional benefit accruals under the Plan for Arrow Berks Participants after December 31, 2012.

9.11.1 No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during a Plan Year if the AFTAP (as defined in Section 3.12.5.1 of the Plan) for the Plan Year is:

9.11.1.1 Less than 80%; or

9.11.1.2 80% or more but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP.

9.11.2. The limitation on Plan amendments ceases to apply with respect to an amendment if the participating Employer makes a contribution (in addition to any minimum required contribution under Code Section 430) equal to:

9.11.2.1 With respect to Section 9.11.1.1, above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year if the liabilities attributable to the amendment were included in determining the funding target; and

9.11.2.2 With respect to Section 9.11.1.2, above, the amount sufficient to result in an AFTAP of 80% if the contribution (and any prior contribution made pursuant to Code Section 436 for the Plan Year) is included as part of the Plan assets and the funding target takes into account the adjustments described in Treasury Regulations Sections 1.436-1(g)(2)(iii)(A), (g)(3)(ii)(A), or (g)(5)(i)(B), whichever applies.

An amendment which is permitted to take effect because the participating Employer makes the applicable contribution set forth above will be effective as of the first day of the Plan Year or, if later, the effective date of the amendment.

9.11.3 The limitation on amendments set forth in Section 9.11.1 shall not apply to an amendment:

9.11.3.1 If the contribution required under Section 9.11.2 is zero because the amendment increases benefits solely for future periods;

9.11.3.2 That provides for an increase in benefits under a formula that is not based on a Participant’s Compensation, but only if the rate of increase in benefits does not exceed the contemporaneous rate of increase in average wages of Participants covered by the amendment. The rate of increase in average wages will be determined in accordance Treasury Regulations Section 1.436-1(c)(4)(i);

9.11.3.3 That provides for (or a pre-existing Plan provision results in) a mandatory increase in the vesting of benefits under the Code or ERISA, to the extent the increase in vesting is necessary to enable the Plan to continue to satisfy the requirements to be a qualified plan under the Code; or

9.11.3.4 In accordance with guidance issued by the Commissioner of Internal Revenue.

9.11.4 If a Plan amendment does not take effect as of the effective date of the amendment because of the limitations in this Section 9.11, but is permitted to take effect later in the Plan Year as a result of a participating Employer’s contribution under Section 9.11.2 or pursuant to the actuary’s certification of the AFTAP for the Plan Year that satisfies the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(C), the amendment will automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the amendment cannot take effect during the Plan Year, it must be treated as if it was never adopted, unless the amendment provides otherwise.

9.11.5 If benefit accruals under the Plan are required to cease pursuant to Section 3.12, the Plan will not be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits even if such amendment would otherwise be permissible under Sections 9.11.2 or 9.11.3.1.”

8.	Effective December 31, 2012, the first sentence of the second paragraph of Section 1.4 of Appendix H to the Plan, “Annual Compensation,” is hereby amended in its entirety to read as follows:

“In general, all Annual Compensation up to a Participant’s actual Severance from Employment (or December 31, 2012, if earlier) shall be taken into account in calculating benefits.”

9.	Effective December 31, 2012, the third paragraph of Section 1.4 of Appendix H to the Plan, “Annual Compensation,” is hereby amended in its entirety to read as follows:

“In calculating a disabled Participant’s benefit, it will be assumed that the Participant’s Annual Compensation has continued unchanged from his Severance from Employment (or December 31, 2012, if earlier) on account of Total and Permanent Disability to his Normal Retirement Date (or December 31, 2012, if earlier).”

10.	Effective December 31, 2012, Section 1.16 of Appendix H to the Plan, “Employee,” is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing, nothing in this provision shall be interpreted to require any benefit accruals under the Plan and this Appendix H after December 31, 2012.”

11.	Effective December 31, 2012, Section 1.33 of Appendix H to the Plan, “Years of Benefit Service,” is hereby amended by adding the following to the end thereof:

“A Participant shall not be credited with any Benefit Service or Years of Benefit Service after December 31, 2012.”

12.	Effective December 31, 2012, the second sentence of Section 2.1 of Appendix H to the Plan, “Rights Affected,” is hereby amended in its entirety to read as follows:

“However, any former Employee who has terminated employment in an Covered Class (as described in Section 1.11 of this Appendix H) and who is reemployed as an Employee on or after the Effective Date and prior to January 1, 2013 shall have the rights and benefits provided in the Plan, as modified by this Appendix H.”

13.	Effective December 31, 2012, Section 2.2 of Appendix H to the Plan, “Date of Participation,” is hereby amended by adding the following to the end thereof:

“Notwithstanding the preceding, no Employee shall become a Participant in the Plan after December 31, 2012.”

14.	Effective December 31, 2012, Section 3.2(a) of Appendix H to the Plan, “Benefit Service,” is hereby amended in its entirety to read as follows:

“Prior to January 1, 2013, a Participant shall earn a Year of Benefit Service for each Year of Vesting Service earned (except for any Period of Vesting Service earned solely due to Section 3.1(c)) while he is a Participant and he is employed with a Participating Company in a Covered Class. A Participant shall not earn any additional Years of Benefit Service after December 31, 2012.”

15.	Effective December 31, 2012, Section 3.2(b) of Appendix H to the Plan, “Benefit Service,” is hereby amended by adding the following to the end thereof:

“A Participant shall not earn any additional Years of Benefit Service after December 31, 2012.”

16.	Effective December 31, 2012, Section 3.4(a) of Appendix H to the Plan, “Effect of Break-in-Service,” is hereby amended by adding the following to the end thereof:

“However, a Participant shall not earn any Years of Benefit Service after December 31, 2012.

17.	Effective December 31, 2012, the first sentence of Section 4.2 of Appendix H to the Plan, “Late Retirement,” is hereby amended in its entirety to read as follows:

“A Participant who continues his employment with a Participating Company or a Related Employer beyond his Normal Retirement Date shall continue to accrue benefits until the earlier of his Late Retirement Date or December 31, 2012 (or such later date required by applicable law).”

18.	Effective December 31, 2012, the second sentence of Section 5.1(a) of Appendix H to the Plan, “Normal Retirement and Benefit Formula,” is hereby amended by adding the following to the end thereof:

“A Participant shall not be credited with any additional Years of Benefit Service after December 31, 2012. As a result, no Participant shall accrue any additional benefit under the Plan after December 31, 2012.”

19.	Effective December 31, 2012, Section 5.2(a)(i) of Appendix H to the Plan, “Late Retirement,” is hereby amended in its entirety to read as follows:

“The Participant’s Accrued Benefit as of his Late Retirement Date (or December 31, 2012, if earlier);”

20.	Effective December 31, 2012, Section 5.2(a)(ii) of Appendix H to the Plan, “Late Retirement,” is hereby amended in its entirety to read as follows:

“The Participant’s Accrued Benefit as of his Normal Retirement Date (or December 31, 2012, if earlier), Actuarially increased to take into account the period after Normal Retirement Date during which the Participant did not receive benefits.”

21.	Effective December 31, 2012, the first clause of Section 5.3(a) of Appendix H to the Plan, “Early Retirement,” is hereby amended in its entirety to read as follows:

“A monthly pension equal to the Participant’s Accrued Benefit as of his Early Retirement Date (or December 31, 2012, if earlier), commencing on or after his Early Retirement Date, reduced in accordance with the following table:”

22.	Effective December 31, 2012, Section 5.3(b) of Appendix H to the Plan, “Early Retirement,” is hereby amended in its entirety to read as follows:

“A deferred, unreduced monthly pension equal to the Participant’s Accrued Benefit as of his Early Retirement Date (or December 31, 2012, if earlier), with payment commencing at his Normal Retirement Date.”

23.	Effective December 31, 2012, Section 5.3(c) of Appendix H to the Plan, “Early Retirement,” is hereby amended in its entirety to read as follows:

“A Participant who is eligible for early retirement benefits and has a Severance from Employment at Age 60 or older shall receive an additional $850 per month commencing on his Early Retirement Date and continuing until the earlier of the expiration of twenty-four months or until the Participant receives 80% of his Social Security benefit.”

24.	Effective December 31, 2012, Section 5.4(a) of Appendix H to the Plan, “Disability Retirement,” is hereby amended in its entirety to read as follows:

“A Participant who is eligible for disability retirement benefits shall receive an immediate monthly pension equal to his Accrued Benefit as of his Disability Retirement Date (or December 31, 2012, if earlier).”

25.	Effective December 31, 2012, Section 5.5 of Appendix H to the Plan, “Transfers,” is hereby amended in its entirety to read as follows:

“An Employee of a Participating Company or a Related Employer who is eligible for benefits under Article IV and who has been transferred to or from an eligible classification (as described in Section 2.2) shall have his benefit calculated on the basis of his Years of Benefit Service and the benefit formula in effect under Section 5.1 as of the date of his Severance from Employment with a Participating Company and all Related Employers (or December 31, 2012, if earlier).”

26.	Effective December 31, 2012, Section 5.7(b)(i) of Appendix H to the Plan, “Surviving Spouse’s Benefit,” is hereby amended in its entirety to read as follows:

“Had experienced a Severance from Employment on the earliest of (A) the date of his death, (B) the date of his actual Severance from Employment or (C) December 31, 2012;”

27.	All other terms and provisions of the Plan shall remain unchanged.

TELEFLEX INCORPORATED

By:	/s/ Douglas R. Carl
Date:	12/26/2012